Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Media Contact:	Investor Contact:
Karin Clark	Dale Messick
Luna Innovations Incorporated	Chief Financial Officer
Email: kclark@lunainnovations.com	Email: messickd@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.540.769.8400

Luna Innovations’ Delay in Filing 10-Q Causes Further NASDAQ Non-Compliance

Delay in Filing Form 10-Q for June 30, 2009 Results in Non-Compliance with Listing Requirement

(ROANOKE, VA, August 19, 2009) – Luna Innovations Incorporated (NASDAQ: LUNA) announced that it cannot file on a timely basis its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, which was due to be filed with the Securities and Exchange Commission by August 14, 2009. The Company does not expect that such filing will be made within five calendar days of the due date, as required for the extension provided by Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

On August 17, 2009, received a notice of deficiency from the NASDAQ Stock Market (“NASDAQ”) listing qualifications department staff (the “Staff”) indicating that the Company no longer complied with filing requirements as set forth in Rule 5250(c)(1) as a result of the failure to make the filing on Form 10-Q by the due date.

The Company has previously requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) with respect to a previous Staff Determination Notice from NASDAQ dated July 17, 2009 because the Company filed for protection under Chapter 11 of the US Bankruptcy Code on July 17, 2009. The delisting action has been stayed pending a hearing before the Panel, which has been scheduled for August 27, 2009. Since there is a pending hearing, the Company does not qualify to provide NASDAQ with a plan of compliance within the next 60 days with respect to the latest notice of deficiency, and will be required to address this issue at the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, the Company’s common stock will remain listed on the NASDAQ Global Market.

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LUNA INNOVATIONS INCORPORATED	Luna, Page 2

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Luna’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding, but not limited to, Luna’s plans to regain and maintain compliance with Nasdaq’s listing standards. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the outcome of Luna’s litigation with Hansen Medical, Inc. and Luna’s ability to regain and maintain compliance with the Nasdaq listing requirements and standards.

Additional factors that may affect the future results of the company are set forth in the company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com.

These risk factors are updated from time to time through the filing of periodic reports with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release. Stockholders of or potential investors in Luna Innovations are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.